UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2010 (December 22, 2010)

CHINA TRANSINFO TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
(Address of Principal Executive Offices)

(86) 10-51691999
Registrant’s Telephone Number, Including Area Code:

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.     Other Events.

On December 22, 2010, China TransInfo Technology Corp., a Nevada corporation (the "Company"), issued a press release announcing that, Mr. Shudong Xia, Chief Executive Officer and Chairman of the Board of Directors of the Company has entered into a Rule 10b5-1 stock purchase plan (the "Plan") with a broker. Under the Plan, through the broker, Mr. Xia will purchase up to $2 million worth of common stock of the Company over a 12-month period. Any purchases made under the Plan will be publicly disclosed as required by applicable securities laws. A copy of the press release is hereby furnished as Exhibits 99.1 and incorporated herein by reference.

The Plan was entered into in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy. Rule 10b5-1 permits the implementation of a plan to prearrange purchases or sales of securities by insiders if the plan is adopted at a time when the insiders are not aware of any material, non-public information.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press release dated December 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: December 23, 2010

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 22, 2010